Exhibit 99.1

FOR RELEASE AT 8:00 AM ET	For more information, contact:
JUNE 21, 2010
Wendy Crites Wacker, APR
Corporate Communications
wwacker@rtix.com

Jenny Highlander, APR
Corporate Communications
jhighlander@rtix.com

Phone: (386) 418-8888

RTI BIOLOGICS ANNOUNCES NEW ORGANIZATION STRUCTURE

Robert P. Jordheim Joins RTI As New CFO, Thomas F. Rose Named COO

ALACHUA, Fla. (June 21, 2010) – RTI Biologics Inc. (RTI) (Nasdaq: RTIX), the Florida-based processor of orthopedic, dental, surgical specialties and other biologic implants, announced organizational and leadership changes today as part of a company-wide initiative to optimize operations, improve cost effectiveness and provide superior customer service. Effective immediately, the following key changes in RTI’s leadership structure have taken place:

•	Robert P. Jordheim has joined the company as executive vice president and chief financial officer (CFO)

•	Thomas F. Rose, executive vice president, has transitioned from the role of chief financial officer to RTI’s chief operations officer (COO)

•	Caroline A. Hartill has been named executive vice president and chief scientific officer (CSO)

•	Roger W. Rose has been named executive vice president and chief commercial officer (CCO)

All of these officers will report to Brian K. Hutchison, RTI chairman and chief executive officer, and together with him serve as the company’s Executive Management Committee. The Executive Management Committee oversees all aspects of the global company and develops and implements corporate strategy.

“These changes to our leadership team correspond with realignment in our organizational structure,” Hutchison said. “As we are moving through our initiative to improve operational and cost efficiencies while intensifying focus on customer service, we have grouped business and administrative departments under members of the Executive Management Committee. This team represents extensive leadership experience in medical devices, pharmaceuticals and tissue processing.”

Robert Jordheim, 46, joined the company on June 21, 2010 as executive vice president and CFO, and will oversee all aspects of finance for the company.

Jordheim has 24 years of progressive corporate finance experience, including 17 years with Medtronic, Inc. Most recently, he served as vice president, finance and business development for Medtronic’s Spinal and Biologics business unit. Previously, he served as vice president, finance for Medtronic’s Surgical Technologies business unit. His tenure with Medtronic also included responsibilities in corporate development and international experience gained through a five-year assignment in Europe. Previous to his tenure at Medtronic, Jordheim served as manager of external reporting at The Fairchild Corporation and an auditor for Deloitte & Touche.

Jordheim earned a bachelor’s degree in business administration from Southern Methodist University and a master’s degree in business administration from the University of Pittsburgh with a concentration in finance.

“We are very pleased to welcome Rob to the RTI team,” said Brian K. Hutchison, RTI’s chairman and CEO. “His extensive experience in the life science industry and skills in accounting and finance, business development and international business will be great assets to our company.”

Thomas Rose, 59, has transitioned from the role of executive vice president and CFO to the newly created position of executive vice president and COO. Rose assumed oversight responsibilities of operations in addition to finance and information technology in January 2010 as the company embarked on a global initiative to optimize operations. As COO, his responsibilities will include oversight of all aspects of the company’s global operations.

Rose joined RTI in May 2002 as vice president and CFO, and was promoted to executive vice president and CFO in February 2008. Before joining RTI, Rose served the previous 10 years as vice president and chief financial officer at A.M. Todd Group, based in Kalamazoo, Mich. He earned a bachelor’s degree in business administration from Western Michigan University in Kalamazoo. He has also completed numerous executive education courses at University of Michigan and Northwestern University focusing on strategy and organizational issues.

“Tom has been an asset to our leadership team since 2002,” Hutchison said “His knowledge of our business from Donor Services to distribution makes him the right leader to optimize our operations, making them as efficient and effective as we can while bringing customer service to its highest levels. This will be an intensive process that will be the foundation for our future growth, and with the addition of Rob to our team as CFO, Tom will be able to give this important initiative his full attention.”

Caroline Hartill, 53, has been named executive vice president and maintains her role as CSO, which was effective in March 2007. In her role, she oversees all quality assurance and regulatory affairs, as well as all research and development activities.

Hartill joined RTI in November 2001 and was named vice president of quality assurance and regulatory affairs in January 2003. For 18 years prior, she worked in the areas of technology development and market approvals as a freelance consultant working with many major and start-up biotechnology and medical device companies worldwide. Hartill earned a bachelor’s degree with honors in health sciences from Birmingham University Medical School in England, as well as a master’s degree in management from the University of Wolverhampton in England. Hartill has also earned master’s level credits in sterilization science from Manchester University.

Roger Rose, 51, will serve in the newly created position of executive vice president and CCO, with responsibilities for all marketing and distribution activities. He will continue to serve as president of RTI Donor Services, which was effective in February 2008. Within these two roles, Rose is committed to ensuring a meaningful connection between the donation and transplantation communities.

Rose joined RTI as vice president of donor services in October 2002 and assumed additional responsibility for distribution and marketing in October 2003. Prior to this, Rose spent seven years at Stryker Corporation based in Kalamazoo, Mich., where he held leadership positions in sales and marketing in both the medical and orthopedic divisions. Rose earned a bachelor’s degree in business administration from Western Michigan University in Kalamazoo and completed numerous executive education courses at UCLA, University of Michigan and Harvard Business School, focusing on finance, leadership, medical marketing, negotiation and strategy.

About RTI Biologics Inc.

RTI Biologics Inc. was formed when Regeneration Technologies Inc. and Tutogen Medical Inc. merged on Feb. 27, 2008. The company is now a leading provider of sterile biological implants for surgeries around the world with a commitment to advancing science, safety and innovation. RTI prepares human donated tissue and bovine tissue for transplantation through extensive testing and screening, precision shaping and when possible, using proprietary, validated sterilization processes. These allograft and xenograft implants are used in orthopedic, dental, hernia and other specialty surgeries.

RTI’s innovations continuously raise the bar of science and safety for biologics – from being the first company to offer precision-tooled bone implants and assembled technology to maximize each gift of donation, to inventing validated sterilization processes that include viral inactivation steps. Two such processes – the BioCleanse® Tissue Sterilization Process and the Tutoplast® Tissue Sterilization Process – have a combined record of more than two million implants distributed with zero incidence of allograft-associated infection. These processes have been validated by tissue type to inactivate or remove viruses, bacteria, fungi and spores from the tissue while maintaining biocompatibility and functionality.

RTI’s worldwide corporate headquarters are located in Alachua, Fla., with international locations in Germany and France. The company is accredited by the American Association of Tissue Banks in the United States.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s Web site at www.rtix.com or the SEC’s Web site at www.sec.gov.

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